Exhibit 15.3

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the following registration statements:

−     Registration Statement on Form F-3 (No. 333-251219)

−     Registration Statement on Form S-8 (No. 333-255927)

of our reports dated March 3, 2023, with respect to the consolidated financial statements of Orange S.A. and its subsidiaries (the "Group"), and the effectiveness of internal control over financial reporting.

Paris-La Défense

March 30, 2023

/s/ KPMG S.A.

Represented by Jacques Yves PIERRE